                                                                    EXHIBIT 10.8




                      FORM OF MASTER TRANSACTION AGREEMENT

                                     BETWEEN

                                 EMC CORPORATION

                                       AND

                               MCDATA CORPORATION



                      Effective as of _______________, 2000

                                TABLE OF CONTENTS

ARTICLE I THE DISTRIBUTION.........................................................................          2

         Section 1.1       The Distribution........................................................          2
         Section 1.2       Actions Prior to the Distribution.......................................          2
         Section 1.3       Sole Discretion of EMC..................................................          3
         Section 1.4       Conditions Precedent to Distribution....................................          4
         Section 1.5       Fractional Shares.......................................................          4

ARTICLE II  COVENANTS AND OTHER MATTERS............................................................          5

         Section 2.1       Other Agreements........................................................          2
         Section 2.2       Agreement for Exchange of Information...................................          5
         Section 2.3       Auditors and Audits; Annual and Quarterly
                           Statements and  Accounting..............................................          7
         Section 2.4       Payment of Expenses.....................................................         10
         Section 2.5       Dispute Resolution......................................................         10

ARTICLE III  MISCELLANEOUS.........................................................................         11

         Section 3.1       Limitation of Liability.................................................         11
         Section 3.2       Entire Agreement........................................................         12
         Section 3.3       Governing Law...........................................................         12
         Section 3.4       Actions Necessary to Effectuate Obligations Under this
                           Agreement...............................................................         12
         Section 3.5       Termination.............................................................         12
         Section 3.6       Notices.................................................................         12
         Section 3.7       Counterparts............................................................         13
         Section 3.8       Binding Effect; Assignment..............................................         13
         Section 3.9       Severability............................................................         13
         Section 3.10      Failure or Indulgence Not Waiver; Remedies Cumulative...................         14
         Section 3.11      Amendment...............................................................         14
         Section 3.12      Authority...............................................................         14
         Section 3.13      Interpretation..........................................................         14
         Section 3.14      Conflicting Agreements..................................................         14

ARTICLE IV  DEFINITIONS............................................................................         15

         Section 4.1       Affiliated Company......................................................         15
         Section 4.2       Effective Date..........................................................         12
         Section 4.3       EMC's Auditors..........................................................         12
         Section 4.4       EMC Group...............................................................         12
         Section 4.5       Governmental Approvals..................................................         12
         Section 4.6       Governmental Authority..................................................         13
         Section 4.7       Information.............................................................         13
         Section 4.8       IPO Closing Date........................................................         13
         Section 4.9       McDATA's Group..........................................................         14
         Section 4.10      McDATA Auditors.........................................................         14
         Section 4.11      Person..................................................................         14
         Section 4.12      Record Date.............................................................         14
         Section 4.13      Subsidiary..............................................................         14

                          MASTER TRANSACTION AGREEMENT

                  This Master Transaction Agreement (this "Agreement") is
entered into as of May    , 2000, between EMC Corporation ("EMC"), a
Massachusetts corporation, and McDATA Corporation ("McDATA"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article V hereof.

                                    RECITALS

                  WHEREAS, in connection with a corporate restructuring of McDATA, EMC and McDATA entered into various agreements (the "1997 Agreements") dated as of October 1, 1997, relating to the allocation of various assets and liabilities between EMC and McDATA and as to certain continuing rights and obligations of EMC and McDATA; and

                  WHEREAS, EMC and McDATA currently propose that McDATA sell shares of its Class B common stock, $.01 par value, to the public in an underwritten public offering (the "IPO"); and

                  WHEREAS, EMC currently proposes to distribute to the stockholders of EMC (the "Distribution"), approximately six to twelve months after the closing of the IPO, the Class A common stock, $.01 par value, of McDATA (the "Class A Stock") that is currently held by McDATA Holdings Corporation, a wholly owned subsidiary of EMC ("Holdings"); and

                  WHEREAS, the parties intend in this Agreement to further delineate the relationship between EMC and McDATA following the IPO, set forth certain rights and obligations of EMC and McDATA following the IPO, address certain matters relating to the Distribution, and provide for the execution and delivery of certain additional agreements in order to facilitate and provide for the foregoing;

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                THE DISTRIBUTION

                  Section 1.1 The Distribution.

                           (a) Delivery of Shares for Distribution. Subject to
Section 1.4 hereof, on or prior to the date the Distribution is effective (the "Distribution Date"), EMC will deliver or cause to be delivered to the distribution agent (the "Distribution Agent") to be appointed by EMC to distribute to the stockholders of EMC on a pro rata basis the shares of Class A Stock held by Holdings, or if Holdings has been liquidated or merged into EMC prior thereto by EMC, pursuant to the Distribution for the benefit of holders of record of common stock of EMC on the Record Date, a stock certificate or certificates, endorsed by EMC or Holdings, as appropriate, representing all of the outstanding shares of Class A Stock then beneficially owned by EMC, and shall cause the transfer agent for the shares of common stock of EMC to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Class A Stock to each such holder or designated transferee or transferees of such holder.

                           (b) Shares Received. Subject to Sections 1.4 and 1.5,
each holder of common stock of EMC on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Class A Stock equal to the number of shares of common stock of EMC held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Class A Stock beneficially owned by EMC on the Record Date and the denominator of which is the number of shares of common stock of EMC outstanding on the Record Date.

                           (c) Obligation to Provide Information. McDATA and
EMC, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

                  Section 1.2 Actions Prior to the Distribution.

                           (a) Information Statement. EMC and McDATA shall
prepare and mail, prior to the Distribution Date, to the holders of common stock of EMC, such information concerning McDATA and the Distribution and such other matters as EMC shall reasonably determine are necessary and as may be required by law. EMC and McDATA will prepare, and McDATA will, to the extent required under applicable law, file with the Commission any such documentation which EMC and McDATA determine is necessary or desirable to effectuate the Distribution, and EMC and McDATA shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                           (b) Blue Sky. EMC and McDATA shall take all such
actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                           (c) Nasdaq Listing. McDATA shall prepare and file,
and shall use its reasonable commercial efforts to have approved, an application for the additional listing of the common stock of McDATA to be distributed in the Distribution on the Nasdaq National Market, subject to official notice of distribution.

                           (d) Conditions. EMC and McDATA shall take all
reasonable steps necessary and appropriate to cause the conditions set forth in
Section 2.4 to be satisfied and to effect the Distribution on the Distribution Date.

                  Section 1.3 Sole Discretion of EMC. [EMC currently intends to complete the Distribution by six to twelve months following consummation of the IPO. EMC shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, EMC may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. McDATA shall cooperate with EMC in all respects to accomplish the Distribution and shall, at EMC's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the Class A Stock on an appropriate registration form or forms to be designated by EMC. EMC shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for EMC, any such selection shall be reasonably acceptable to McDATA; provided, however, that nothing herein shall prohibit McDATA from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.]

                  Section 1.4 Conditions Precedent to Distribution. The following are conditions that must take place prior to the consummation of the Distribution. The conditions are for the sole benefit of EMC and shall not give rise to or create any duty on the part of EMC or the EMC Board of Directors to waive or not waive any such condition.

                           (a) IRS Ruling. EMC shall have obtained a private
letter ruling from the Internal Revenue Service in form and substance satisfactory to EMC (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the distribution by EMC of all of its Class A Stock to the stockholders of EMC, will qualify as a tax-free distribution under Section 355 of the Code and (ii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of EMC upon their receipt of Class A Stock pursuant to the Distribution.

                           (b) Government Approvals. Any material governmental
approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                           (c) No Legal Restraints. No order, injunction or
decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of EMC shall have occurred or failed to occur that prevents the consummation of the Distribution; and

                           (d) No Material Adverse Effect. No other events or
developments shall have occurred subsequent to the IPO Closing Date that, in the judgment of the Board of Directors of EMC, would result in the Distribution not being in the best interests of EMC or its stockholders.

                  Section 1.5 Fractional Shares. As soon as practicable after the Distribution Date, EMC shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Class A Stock allocable to each holder of record or beneficial owner of common stock of EMC as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of EMC, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such benefi-cial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. EMC and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of EMC that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE II

                           COVENANTS AND OTHER MATTERS

                  Section 2.1 Other Agreements. EMC and McDATA agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of the Indemnification and Insurance Matters Agreement, the Master Confidential Disclosure Agreement, and the Amended and Restated Tax Sharing Agreement, each, to be entered into between EMC and McDATA as of the date hereof (collectively, the "Ancillary Agreements") and this Agreement.

                  Section 2.2 Agreement for Exchange of Information.

                           (a) Generally. Each of EMC and McDATA agrees to
provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements or
(iii) to comply with its obligations under this Agreement or any Ancillary Agreement, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                           (b) Internal Accounting Controls; Financial
Information. After the Effective Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other legal obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                           (c) Ownership of Information. Any Information owned
by a party that is provided to a requesting party pursuant to this Section 2.2 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                           (d) Record Retention. To facilitate the possible
exchange of Information pursuant to this Section 2.2 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with the policies of each of EMC and McDATA as in effect on the Effective Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Effective Date (other than Information that is permitted to be destroyed under adopted record retention policies) and that falls under the categories listed in Section 2.2(a), without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

                           (e) Limitation of Liability. No party shall have any
liability to any other party in the event that any Information exchanged or provided pursuant to this Section 2.2 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 2.2(d).

                           (f) Other Agreements Providing for Exchange of
Information. The rights and obligations granted under this Section 2.2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                           (g) Production of Witnesses; Records; Cooperation.
After the Distribution Date, except in the case of a legal or other proceeding by one party against another party, each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

                  Section 2.3 Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, for so long as EMC is required in accordance with United States generally accepted accounting principles to consolidate McDATA's results of operations and financial position:

                           (a) Selection of Auditors. McDATA shall not select a
different accounting firm from that used by EMC to serve as its (and its Subsidiaries') independent certified public accountants ("McDATA's Auditors") for purposes of providing an opinion on its consolidated financial statements without EMC's prior written consent.

                           (b) Date of Auditors' Opinion and Quarterly Reviews.
McDATA shall use its reasonable commercial efforts to enable the McDATA Auditors to complete their audit such that they will date their opinion on McDATA's audited annual financial statements no later than a date to be provided by EMC, and to enable EMC to meet its timetable for the printing, filing and public dissemination of EMC's annual financial statements. McDATA shall use its reasonable commercial efforts to enable the McDATA Auditors to complete their quarterly review procedures such that they will provide clearance on McDATA's quarterly financial statements no later than a date to be provided by EMC.

                           (c) Annual and Quarterly Financial Statements. McDATA
shall provide to EMC, no later than a date to be provided by EMC, all Information that EMC reasonably requires for the preparation, printing, filing, and public dissemination of EMC's annual and quarterly financial statements. Without limiting the generality of the foregoing, McDATA will provide all required financial Information with respect to McDATA and its Subsidiaries to McDATA's Auditors in a sufficient and reasonable time and in sufficient detail to permit McDATA's Auditors to take all steps and perform all reviews necessary before a date to be provided by EMC in order to provide sufficient assistance to EMC's Auditors with respect to financial Information to be included or contained in EMC's annual and quarterly financial statements. Similarly, EMC shall provide to McDATA on a timely basis all financial Information that McDATA reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of McDATA's annual and quarterly financial statements. Without limiting the generality of the foregoing, EMC will provide all required financial Information with respect to EMC and its Subsidiaries to EMC's Auditors in a sufficient and reasonable time and in sufficient detail to permit EMC's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to McDATA's Auditors with respect to Information to be included or contained in McDATA's annual and quarterly financial statements.

                           (d) Identity of Personnel Performing the Annual Audit
and Quarterly Reviews. McDATA shall authorize McDATA's Auditors to make available to EMC's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of McDATA and work papers related to the annual audits and quarterly reviews of McDATA, in all cases within a reasonable time prior to McDATA's Auditors' opinion date, so that EMC's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of McDATA's Auditors as it relates to EMC's Auditors' report on EMC's financial statements, all within sufficient time to enable EMC to meet its timetable for the printing, filing and public dissemination of EMC's annual and quarterly statements. Similarly, EMC shall authorize EMC's Auditors to make available to McDATA's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of EMC and work papers related to the annual audits and quarterly reviews of EMC, in all cases within a reasonable time prior to EMC's Auditors' opinion date, so that McDATA's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of EMC's Auditors as it relates to McDATA's Auditors' report on McDATA's statements, all within sufficient time to enable McDATA to meet its timetable for the printing, filing and public dissemination of McDATA's annual and quarterly financial statements.

                           (e) Access to Books and Records. McDATA shall provide
EMC's internal auditors and their designees such access to McDATA's and its Subsidiaries' books and records that EMC may reasonably require in connection with the conduct of reasonable audits relating to the financial statements provided by McDATA pursuant hereto as well as to the internal accounting controls and operations of McDATA and its Subsidiaries. Similarly, EMC shall provide McDATA's internal auditors and their designees such access to EMC's and its Subsidiaries' books and records that McDATA may reasonably require in connection with the conduct of reasonable audits relating to the financial statements provided by EMC pursuant hereto as well as to the internal accounting controls and operations of EMC and its Subsidiaries

                           (f) Notice of Change in Accounting Principles. McDATA
shall give EMC as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting principles from those in effect on the Effective Date. McDATA will consult with EMC and, if requested by EMC, McDATA will consult with EMC's independent public accountants with respect thereto. EMC shall give McDATA as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting principles from those in effect on the Effective Date.

                           (g) Conflict with Third-Party Agreements. Nothing in
Sections 2.2 and 2.3 shall require McDATA or EMC to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that McDATA or EMC is required under Sections 2.2 and 2.3 to disclose any such Information, McDATA and EMC shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

                  Section 2.4 Payment of Expenses. [Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the IPO or the Distribution, all costs and expenses of the parties hereto in connection with the IPO (including underwriting discounts and commissions) shall be born by McDATA and all costs and expenses of the parties in connection with the Distribution shall be allocated between the parties on such basis as may be mutually agreed.

                  Section 2.5 Dispute Resolution.


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
                           (a) Arbitration. If a dispute, controversy or claim
("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination hereof, unless otherwise mutually agreed, it shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in New York, New York. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. [The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation).] The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any alternative dispute resolution procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

                           (b) Court Action. Any Dispute regarding any of the
following is not required to be arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

                                   ARTICLE III

                                  MISCELLANEOUS

                  Section 3.1 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE EMC GROUP OR MCDATA GROUP BE LIABLE TO ANY OTHER MEMBER OF THE EMC GROUP OR MCDATA GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.


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
                  Section 3.2 Entire Agreement. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

                  Section 3.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The parties submit to the jurisdiction of the federal and state courts of the Borough of Manhattan in the city of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  Section 3.4 Actions Necessary to Effectuate Obligations Under this Agreement. McDATA agrees to cause the Persons in the McDATA Group and EMC agrees to cause the Persons in the EMC Group to take such actions as may be necessary for such person to comply with its obligations under this Agreement.

                  Section 3.5 Termination.

                           (a) Termination. This Agreement and all Ancillary
Agreements may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of EMC without the approval of McDATA. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of EMC and McDATA. In the event of termination pursuant to this Section 3.5(a), no party shall have any liability of any kind to the other party except as provided by Section 3.5(b) below.

                           (b) Survival. The provisions in Section 2.2(c) and
2.2(f) shall survive the termination of this Agreement.

                  Section 3.6 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                  if to EMC:


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
                               EMC Corporation
                               171 South Street
                               Hopkinton, Massachusetts 01748-9103
                               Attention: Vice President of Business Development
                               cc:       Office of the General Counsel
                               Fax: (508) 497-6915

                  if to McDATA:

                               McDATA Corporation
                               310 Interlocken Parkway
                               Broomfield, CO 80021
                               Attention: Chief Financial Officer
                               cc:       Corporate Counsel
                               Fax: (303) 465-4996

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

                  Section 3.7 Counterparts. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  Section 3.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the EMC Group and each member of the McDATA Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment


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
shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

                  Section 3.9 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

                  Section 3.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  Section 3.11 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

                  Section 3.12 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general equity principles.

                  Section 3.13 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any

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
capitalized term used but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

                  Section 3.14 Conflicting Agreements. Except to the extent superceded hereby or addressed herein or in any Ancillary Agreement, the provisions of the 1997 Agreements shall continue in full force and effect. In the event of conflict between this Agreement or any Ancillary Agreement and any 1997 Agreement, the provisions of this Agreement or the Ancillary Agreement, as applicable, shall prevail.

                                   ARTICLE IV

                                   DEFINITIONS

                  Section 4.1 Affiliated Company. "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

                  Section 4.2 Effective Date. "Effective Date " means the date of the closing of the IPO.

                  Section 4.3 EMC's Auditors. "EMC's Auditors" means EMC's independent certified public accountants.

                  Section 4.4 EMC Group. "EMC Group" means EMC, each Subsidiary and Affiliated Company of EMC immediately after the Effective Date and each Person that becomes a Subsidiary or Affiliate Company of EMC after the Effective Date, other than in any such instance, any member of the McDATA Group.

                  Section 4.5 Governmental Approvals. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

                  Section 4.6 Governmental Authority. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  Section 4.7 Information. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

                  Section 4.8 IPO Closing Date. "IPO Closing Date" means the date of the closing of the IPO.

                  Section 4.9 McDATA Group. "McDATA Group" means McDATA, each Subsidiary and Affiliated Company of McDATA immediately after the Effective Date and each Person that becomes a Subsidiary or Affiliate Company of McDATA after the Effective Date other than in any such instance EMC or any Subsidiary of EMC other than McDATA or any Subsidiary of McDATA.

                  Section 4.10 McDATA's Auditors. "McDATA's Auditors" means McDATA's independent certified public accountants.

                  Section 4.11 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  Section 4.12 Record Date. "Record Date" means the close of business on the date to be determined by the Board of Directors of EMC as the record date for determining the stockholders of EMC entitled to receive shares of Class A Stock in the Distribution.

                  Section 4.13 Subsidiary. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.




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
         WHEREFORE, the parties have signed this Master Transaction Agreement effective as of the date first set forth above.


EMC CORPORATION                         MCDATA CORPORATION

By:_________________________________    By:_________________________________

Title:                                  Title:




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